PROMISSORY NOTE

$150,000	OCTOBER 4, 2011

 Subject to the terms and conditions of this Note, for value received, AMARANTUS BIOSCIENCES, INC., a Delaware corporation (the “Borrower”), hereby promises to pay to Dr. Samuel Herschkowitz (the “Lender”), the principal sum of One Hundred and Fifty Thousand Dollars ($150,000) (the “Principal Amount”), together with interest thereon accruing on and from the date hereof until the entire Balance is paid, at an annual rate (subject to Section 6 below) equal to twenty percent (20.0%). Interest shall be calculated based on a 365-day year, compounded annually, but in no event shall the rate of interest exceed the maximum rate, if any, allowable under applicable law. “Balance” means, at the applicable time, the sum of all then outstanding principal of this Note, all then accrued but unpaid interest and all other amounts then accrued but unpaid under this Note.

This promissory note (the “Note”) is issued by the Borrower pursuant to that certain Note Purchase Agreement dated as of the date hereof (the “Purchase Agreement”), entered into between the Borrower and the Lender, and is subject to, and Borrower and Lender shall be bound by, all the terms, conditions and provisions of the Purchase Agreement. This Note shall become due and payable on the earlier of April 1, 2012 or the date that is six (6) months following the date of the Closing (as defined in the Purchase Agreement) (such earlier date being the “Maturity Date”). Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

The following is a statement of the rights of Lender and the terms and conditions to which this Note is subject and to which the Lender, by acceptance of this Note, agrees:

1.                   Payment. The principal amount of this Note, all accrued and unpaid interest and all other amounts accrued under this Note shall, on the Maturity Date, be payable in cash. No interest shall be payable other than as set forth in the preceding sentence. All payments on account of principal and interest shall be made in lawful money of the United States of America at the principal office of the Lender, or such other place as the holder hereof may from time to time designate in writing to the Borrower.

2.                   Prepayment. Borrower may prepay this Note in whole or in part before it becomes due but in the event this Note is prepaid in whole prior to the Maturity Date, Borrower shall be required to prepay interest on the entire principal amount of this Note through the Maturity Date.

3.                   Application of Payments. All payments will be applied first to the repayment of accrued fees and expenses under this Note, then to accrued interest until all then outstanding accrued interest has been paid in full, and then to the repayment of principal until all principal has been paid in full. If after all applications of such payments have been made as provided in this paragraph, then the remaining amount of such payments that are in either case in excess of the aggregate Balance shall be returned to Borrower.

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4.                   Transfer and Exchange. The holder of this Note may, prior to the Maturity Date, surrender such Note at the principal office of the Borrower for transfer or exchange. Within a reasonable time after notice to the Borrower from such holder of its intention to make such exchange and without expense to such holder, except for any transfer or similar tax which may be imposed on the transfer or exchange, the Borrower shall issue in exchange therefor another note or notes for the same aggregate principal amount as the unpaid principal amount of the Note so surrendered, having the same maturity and rate of interest, containing the same provisions and subject to the same terms and conditions as the Note so surrendered. Each new Note shall be made payable to such person or persons, or transferees, as the holder of such surrendered Note may designate, and such transfer or exchange shall be made in such a manner that no gain or loss of principal or interest shall result therefrom. The Borrower may elect not to permit a transfer of the Note if it has not obtained reasonably satisfactory assurance that such transfer: (a) is exempt from the registration requirements of, or covered by an effective registration statement under, the Securities Act of 1933, as amended, and the rules and regulations thereunder and (b) is in compliance with all applicable state securities laws, including without limitation receipt of an opinion of counsel, which opinion shall be reasonably satisfactory to the Borrower.

5.                   New Note. Upon receipt of evidence reasonably satisfactory to the Borrower of the loss, theft, destruction or mutilation of the Note, the Borrower will issue a new Note, of like tenor and amount and dated the date to which interest has been paid, in lieu of such lost, stolen, destroyed or mutilated Note, and in such event the Lender agrees to indemnify and hold harmless the Borrower in respect of any such lost, stolen, destroyed or mutilated Note.

6.                   Events of Default. Each of the following shall constitute an “Event of Default” hereunder:

(a)                 The Borrower shall fail to pay any principal, interest or other amount payable hereunder on the applicable due date and such failure continues for five (5) days;

(b)                 The Borrower shall (1) voluntarily terminate operations or apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of the Borrower or of all or a substantial part of the assets of the Borrower, (2) admit in writing its inability, to pay debts as the debts become due, (3) make a general assignment for the benefit of its creditors, (4) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (5) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, (6) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code or applicable state bankruptcy laws or (7) take any corporate action for the purpose of effecting any of the foregoing;

(c)                 Without the Borrower’s application, approval or consent, a proceeding shall be commenced, in any court of competent jurisdiction, seeking in respect of the Borrower the liquidation, reorganization, dissolution, winding-up, or composition or readjustment of debt, the appointment of a trustee, receiver, liquidator or the like relief in respect of the Borrower or all or any substantial part of the assets of the Borrower, or other like relief in respect of the Borrower under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; and, if the proceeding is being contested in good faith by the Borrower, the same shall continue undismissed, or unstayed and in effect for any period of ninety (90) consecutive days, or an order for relief against the Borrower shall be entered in any case under the Federal Bankruptcy Code or applicable bankruptcy laws;

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(d)                 The Borrower shall violate, or be in default under, any material agreement, instrument or other document relating to any indebtedness for money borrowed, and such default persists beyond any applicable cure period;

(e)                 The Borrower’s representations and warranties contained in the Note Purchase Agreement shall prove to have not been true in any material respect when made

(f)                  The Borrower shall be in material breach of any of covenant or agreement contained in the Note Purchase Agreement; or

(g)                 The Borrower’s expenditures in any month shall exceed by more than ten percent (10%) the projections in the Budget (as defined in the Note Purchase Agreement) relating to such month, and the Lender shall not have agreed in writing to such deviation within five (5) days of having been advised of such deviation by the Borrower.

If any Event of Default shall occur, then, (i) at any time thereafter while such Event of Default is continuing, the Lender by written notice to the Borrower (the “Default Notice”) may declare the entire unpaid principal amount of this Note, together with all accrued and unpaid interest thereon, to be due and payable immediately and (ii) the rate of interest accruing on the Balance shall increase to twenty-four percent (24.0%).

9. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York.

10. Collection Expenses. The Borrower further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys’ fees, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due.

11. Amendment. Any provision of this Note, except for the principal amount of this Note and the interest rate in connection therewith, may be amended or waived with the written consent of Borrower and the Lender.

12. Waiver. Borrower hereby waives presentment, protest, demand for payment, notice of dishonor, and any and all other notices or demands in connection with the deliver, acceptance, performance, default, or enforcement of this Note.

13. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

14. Addresses for Notices, etc. Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given upon personal delivery or delivery by courier, or on the first business day after transmission if sent by confirmed facsimile transmission, in each case addressed (i) if to Borrower, as set forth below the Borrower’s name on the signature page of this Note, and (ii) if to Lender, at Lender’s address as set forth below Lender’s name on the signature page of this Note, or at such other address as the Borrower or Lender may designate by advance written notice to the other parties hereto.

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15. Headings; Interpretation. In this Note, (i) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined; (ii) the captions and headings are used only for convenience and are not to be considered in construing or interpreting this Note and (iii) the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”. All references in this Note to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

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IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed by its duly authorized officers as of the date first above written.

BORROWER:	AMARANTUS BIOSCIENCES, INC. By: /s/ Gerald Commissiong Name: Gerald Commissiong Title: COO Address: 674 Almanor Ave., Sunnyvale, CA 94085

Acknowledged and agreed by Lender:

/s/ Samuel Herschkowitz

Dr. Samuel Herschkowitz

Address:

132 Willow Street

Brooklyn, NY 11201

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